Exhibit 99.1

SAN MARCOS, Texas, June 3, 2014 /PRNewswire/ -- Quantum Materials Corp.  (QTMM) announced today that it has received its increased capacity equipment and is launching mass production of advanced materials several months ahead of schedule. As an emerging provider of quantum dots, nanoparticle materials and related platform technologies, Quantum Materials Corp.'s (QMC) production phase equipment is capable of producing 250 kilograms of quantum dots per annum.

The company's proprietary high volume process technology produces quantum dots with superior uniformity to those created via manual processes. Additionally, QMC is executing its strategic plan to broaden the product line to a variety of tetrapod quantum dots including Cadmium and previously announced Cadmium-Free Non-Heavy Metal Quantum Dots and size-optimized nanoscale metallic compounds including metal oxides. QMC recently added thick shell technology to its product offerings that possess many optoelectronic and photovoltaic advantages.

Looking beyond this achievement, Quantum Materials Corp. Chairman and CEO Stephen B. Squires stated that "Quantum Materials' next larger system, expected to be rapidly deployed later this year, will place us far ahead of the competition in the ability to supply reliable industrial quantities of quantum dots. We plan to quadruple production output by January 15, 2015, and have engineered plans in place to deploy short-lead-time parallel systems to meet ever increasing market demand."

David Doderer, Vice President of Research and Development for QMC, further detailed, "mass production affords the ability to quickly negate cost constraints and enable quantum dot penetration into newer applications such as security, defense, filtration, and product-ID packaging as well as our immediate opportunities in the display, lighting and energy sectors."

"With this accomplishment, our team has taken a significant step toward our goal of evolving quantum dots from an esoteric technological novelty to a core component commodity."  Explaining his vision of the technology market, Squires continued, "The consumer expects the 'next big thing'.  Our quantum dots are a strong part of technological innovations that enable products that can be simply incredible.  We are very focused and highly motivated to provide these key building blocks to a wide range of  product innovators so that their dreams become reality in superior next-generation products for these markets."

In addition to manufacturing Tetrapod Quantum Dots (TQD) engineered to specific lighting, display and medical applications for leading manufacturers worldwide, QMC is also developing TQD-infused films for medical devices, solid state lighting applications, electronic displays and quantum dot solar cells.

About Quantum Materials Corp.

Quantum Materials Corp. develops and manufactures Tetrapod Quantum Dots for use in medical, display, solar energy and lighting applications through its patent pending volume production process. Quantum dot semiconductors enable a new level of engineered performance in a wide array of established consumer and industrial products. QMC's volume manufacturing methods enable consistent QD quality and scalable cost reductions to drive innovative discovery to commercial success. (http://www.qmcdots.com)

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that involve risks and uncertainties concerning business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results are included in our annual report and in reports subsequently filed with the Securities and Exchange Commission ("SEC"). All documents are available through the SEC's EDGAR System at http://www.sec.gov/ or www.QMCdots.com. We hereby disclaim any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

Contact:
Art Lamstein
Director of Marketing
Quantum Materials Corp.
415.609.4969
artlamstein@QMCdots.com

Media:
Rich Schineller
941.780.8100
rich@prmgt.com

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